Exhibit 99.1
FOR IMMEDIATE RELEASE
Source: The Hartcourt Companies, Inc.
Shanghai, August 29, 2006 at 6.30 am EST

Press Release
Hartcourt Announces Appointment of CEO and New Committee Members
Shanghai – August 29, 2006— The Hartcourt Companies, Inc. (OTC BB: HRCT, Frankfurt: 900009) today announced that it has appointed Mr. Victor Zhou as the Chief Executive Officer, effective on August 23, 2006.
Mr. Zhou has achieved strong performance for the last three months since he assumed the position of acting Chief Executive Officer on June 1 2006. The board witnessed his accomplishments and deems that the management team composed of Dr. Yungeng Hu, President & CFO, and Mr. Victor Zhou is an ideal combination. Under the new management’s leadership, the Company has made great progress in addressing past deficiencies and has prepared a new business plan for its future growth. As such, the Board decided it is the right time for Mr. Zhou to take over the responsibility of CEO now and believes his commitment and invaluable experience in operating, management, investment and asset management will take the Company to a higher business level. Mr. Zhou was the President of Fixed Assets Investment of Huatai Securities Inc, one of the top ten securities firms in China since 1997. Before Huatai, Mr. Zhou was the General Manager with Jiangsu Securities Inc. from 1993 to 1997. Mr. Zhou has extensive experiences in securities trading, private equity investment and asset management. Mr. Zhou received his BA in economics from Hunan University and EMBA from China Europe International Business School.
Reaffirming the Board’s emphasis on building a clear and effective corporate governance system, the Board has re-nominated experienced committee members for our audit committee, compensation committee and nomination committee. Mr. Wilson Li and Dr. Billy Wang will be the audit committee members, with Mr. Li being the Chairman. Dr. Billy Wang and Mr. Geoffrey Wei comprise our compensation committee, with Dr. Wang being the Chairman. Hartcourt’s nomination committee consists of Mr. Geoffrey Wei and Mr. Wilson Li, and is chaired by Mr. Wei.
“I am excited about this new challenge and I look forward to leading and shaping the success of Hartcourt as its CEO,” Mr. Zhou said.
Mr. Hu added in the board meeting, “I have been working so well with Victor in the past three months. Now I think we are ready to move to the next step. I believe, with Victor being the full CEO, that Hartcourt’s management team is equipped with key persons and we, as a team, are well positioned to guide the Company in the real business world.”

Dr. Billy Wang, Chairman of the Board commented, “Victor’s operational expertise and his seasoned perspective will greatly enhance the Company’s ability to continue to thrive under his leadership. In addition, the newly composed committees have the right members and experience to effectively oversee the different aspects of the Company’s operation and business.”
About Hartcourt
Hartcourt’s achievements and operations can be found on its web site: www.hartcourt.com
Forward-looking statements
The statements made in this press release, which are not historical facts, contain certain forward-looking statements concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company’s operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company’s dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.
Contact:
Ms Tingting Ni, Tel: + 86 21 51521577 Fax: + 86 21 51521579 Email: ir@hartcourt.com